APPLICATION FOR U.S.P.S.-First Class or Express-Mail to: Private Express Mail Carriers-Mail to:
VARIABLEANNUITY CONTRACT ITT Hartford 200 Hopmeadow Street
Attn: IAO-Director Simsbury, CT 06089
ITT Hartford Life and P.O. Box 2999
Annuity Insurance Company Hartford, CT 06104-2999
[ITT HARTFORD LOGO]
- ------------------------------------------------------------------------------------------------------------------------------------

1. CONTRACT OWNER James Scott
------------------------------------
If no Annuitant is Name
specified in Section 3, --- -- ----
the Contract Owner 1 Main Street SS#/TIN 123 45 6789
will be the Annuitant. ------------------------------------ --- -- ----
Street Address -- -- --
Date of Birth 09 10 58
Hartford CT 06106 -- -- --
------------------------------------ month day year
City State Zip /X/ Male / / Female / / Trustee

- ------------------------------------------------------------------------------------------------------------------------------------

2. JOINT CONTRACT ------------------------------------ --- -- ----
OWNER (if any) Name SS#/TIN
--- -- ----
------------------------------------ -- -- --
Relationship to Contract Owner Date of Birth
-- -- --
month day year
/ / Male / / Female

- ------------------------------------------------------------------------------------------------------------------------------------

3. ANNUITANT ------------------------------------ --- -- ----
Name SS#
Complete only if --- -- ----
different from the ------------------------------------ -- -- --
contract owner in Street Address Date of Birth
Section 1. -- -- --
------------------------------------ month day year
City State Zip / / Male / / Female

- ------------------------------------------------------------------------------------------------------------------------------------

4. CONTINGENT ANNUITANT Paul Scott Brother
------------------------------------------------------------------------------------------------------
Name Relationship to Owner
- ------------------------------------------------------------------------------------------------------------------------------------

5. BENEFICIARY (IES) Ann Scott Wife 100%
------------------------------------------------------------------------------------------------------
Designated Name(s) Relationship to Contract Owner Percentage

------------------------------------------------------------------------------------------------------
Contingent Name(s) Relationship to Contract Owner Percentage
- ------------------------------------------------------------------------------------------------------------------------------------

6. TAX QUALIFIED PLANS A. / / Initial / / Transfer / / Rollover

Check the appropriate B. / / IRA / / 403(b) / / 401(k) / / 401(a) / / SEP-IRA / / Other
box(es) in A, B, and C. --------------------
C. / / Individual Accounts / / Unallocated Plan Account

Tax Year for which initial contribution is being made:
-------------------------
- ------------------------------------------------------------------------------------------------------------------------------------

7. FUND SELECTION Please check selected fund(s) and note whole percentage allocations.

The initial premium /X/ Advisers Fund 50% / / Hartford Dividend and Growth Fund %
will be allocated as ---- ----
selected here. If / / Stock Fund % / / Index Fund %
Dollar Cost Averaging, ---- ----
complete the DCA / / Aggressive Growth Fund % / / GNMA/Mortgage Securities Fund %
enrollment section ---- ----
on the reverse side. / / International Opportunities Fund % / / Bond/Debt Securities Fund %
---- ----
/X/ Fixed Account 50% / / Money Market Fund %
---- ----
/ / Other %
-------------------- ----
Make checks payable to: ITT Hartford Life Insurance Companies Initial $ 20,000 Total 100%
--------
Monies remitted via /X/ check / / wire / / 1035 / / Qualified Transfer
- ------------------------------------------------------------------------------------------------------------------------------------

8. SPECIAL REMARKS

- ------------------------------------------------------------------------------------------------------------------------------------

Will the annuity applied for replace one or more existing annuity or life insurance contracts? / / Yes /X/ No (If yes, explain
Have you purchased another ITT Hartford Annuity during the previous 12 months? / / Yes /X/ No in Special
Remarks)

I hereby represent my answers to the above questions to be true and correct to the best of my knowledge and belief. I UNDERSTAND
THAT ANNUITY PAYMENTS OR SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT
GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

/X/ RECEIPT OF A VARIABLE ANNUITY AND FUND PROSPECTUS IS HEREBY ACKNOWLEDGED. If not checked, the appropriate prospectus will be mailed to you.

SIGNED AT Hartford, CT ON 2-4-94 /s/ James Scott
------------------------ ---------- ------------------------------------------------------------------
City, State Date (Contract Owner's signature)

Do you, as Agent, have reason to believe the contract applied for will replace existing annuities or insurance? / / Yes /X/ No ------------------------------------------------------------------
(Joint Contract Owner's signature)

LICENSED
AGENT /s/ John Adams Broker/Dealer Paine Webber
--------------------------------- ----------------------------------------------------
(signature)

John Adams Address Financial Plaza, Hartford, CT
--------------------------------- -----------------------------------------------------------
(print)

Telephone # (203) 547-5000
--------------------------------- -------------------------------------------------------
(License I.D. # (Florida Agents Only)


</TEXT>
</DOCUMENT>
<DOCUMENT>
<TYPE>EX-99.(B)(6)(A)
<SEQUENCE>6
<DESCRIPTION>EXHIBIT (B)(6)(A)
<TEXT>


Exhibit (b)(6)(a)

SECOND AMENDMENT OF RESTATED ARTICLES
ITT LIFE INSURANCE CORPORATION

Amendment of Restated Articles in duplicate are hereby executed by the undersigned, William E. Sweeney, President, and L. L. Kohlhof, Vice President
and Secretary, of ITT Life Insurance Corporation, a Wisconsin corporation as follows:

On March 15, 1993, the following amendment to the Restated Articles of
Incorporation of ITT Life Insurance Corporation was duly adopted by the written consent of all the shareholders and the Company's Board of
Directors:

RESOLVED, that the First and Second Articles of the Company's Restated
Articles of Incorporation be and are hereby amended and restated as follows. All other Articles of the Restated Articles of Incorporation are unchanged and continue in full force and effect.

"FIRST: The name of the Corporation is ITT Hartford Life and
Annuity Insurance Company."

"SECOND: The name of the Registered Agent of the Corporation is
CT Corporation Systems and the address of the
Registered Office is 44 East Miffilin Street, Madison,
Wisconsin 53703."

FURTHER RESOLVED, that the directors and officers of the Company be and they are hereby authorized and directed to take whatever action may be required by law to give effect to this amendment of the
Restated Articles of Incorporation.

Dated: March 15, 1993 /s/ William E. Sweeney
- ------------------------------------- ------------------------------------
William E. Sweeney, President

(Seal)

/s/ L. L. Kohlhof
------------------------------------
L. L. Kohlhof, Vice President
& Secretary
STATE OF MINNESOTA)
) SS
COUNTY OF HENNEPIN)

On this 15th day of March, 1993, before me appeared William E. Sweeney, to me personally known, who, being by me duly sworn, did say that he is the President of ITT Life Insurance Corporation, and that the seal affixed to the foregoing instrument is the corporate seal of the corporation, and that the instrument was executed in behalf of the corporation by authority of its Board of Directors, and said William E. Sweeney acknowledged the instrument to be the free act and deed of the corporation.

/s/ Tami L. Johnson
[SEAL] ---------------------------------------
Notary Public

My commission expires on
9/10/97
STATE OF MINNESOTA)
) ss
COUNTY OF HENNEPIN)

On this 15th day of March, 1993, before me appeared L. L. Kohlhof, who acknowledged himself to be the Vice President and Secretary of ITT Life
Insurance Corporation, and that he, as such Secretary by authority to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Secretary.

/s/ Tami L. Johnson
---------------------------------------
Notary Public

My commission expires on
9/10/97
[SEAL]


AMENDMENT OF RESTATED ARTICLES
ITT LIFE INSURANCE CORPORATION

Amendment of Restated Articles in duplicate are hereby executed by the undersigned, Robert W. MacDonald, President, and L. L. Kohlhof, Vice
President and Secretary, of ITT Life Insurance Corporation, a Wisconsin
corporation, as follows:

On July 27, 1984 the following amendment to the Restated Articles of Incorporation of ITT Life Insurance Corporation was duly adopted by the written consent of all the shareholders and the Company's
Board of Directors:

RESOLVED, That the Fourth Article of the corporation's Restated
Articles of Incorporation be and it is hereby amended and
restated as follows. All other Articles of the Restated Articles of incorporation are unchanged and to continue in full force and effect.

"FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 3,000 shares consisting of
one class only, designated as Common Shares, of the par value of $1,250 per share."

FURTHER RESOLVED, That the directors and officers of the corporation be and they are hereby authorized and directed to take whatever action may be required by law to give effect to this amendment of the Restated Articles of Incorporation.

Dated: August 6, 1984 /s/ Robert W. MacDonald
----------------------- ------------------------------
Robert W. MacDonald, President

/s/ L. L. Kohlhof
-------------------------------
L. L. Kohlhof, Vice President &
Secretary

[SEAL]

STATE OF MINNESOTA )
) ss
COUNTY OF HENNEPIN )

On this 6th day of August, 1984, before me appeared Robert W. MacDonald, to me personally known, who, being by me duly sworn, did say that he is the President of ITT Life Insurance Corporation, and that the seal affixed to the foregoing instrument is the corporate seal of the corporation, and that the instrument was executed in behalf of the corporation by authority of its Board of Directors, and said Robert W. MacDonald acknowledged the instrument to be the free act and deed of the corporation.

/s/ Steven Puck
---------------------
Notary Public

My commission expires on

October 22, 1985 (SEAL)

STATE OF MINNESOTA )
) ss
COUNTY OF HENNEPIN )

On this 6th day of August, 1984, before me appeared L. L. Kohlhof, who acknowledged himself to be the Vice President and Secretary of ITT Life
Insurance Corporation, and that he, as such Secretary by authority to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Secretary.

/s/ Steven Puck
---------------------
Notary Public

My commission expires on
October 22, 1985 (SEAL)


RESTATED ARTICLES OF INCORPORATION

ITT LIFE INSURANCE CORPORATION

These Restated Articles of Incorporation give effect to amendments of the
Articles of Incorporation and otherwise purport merely to restate all those provisions already in effect. These Restated Articles of Incorporation have been adopted by the sole shareholder and shall supersede and take the place of the heretofore existing Articles of Incorporation and amendments thereto.

FIRST: The name of the corporation is ITT Life Insurance Corporation.

SECOND: The address of the Registered Office of the Corporation is Whyte and Hirschboeck, 111 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. The
name of the Registered Agent at such address is Joseph C. Branch.

THIRD: The Corporation may make insurance upon lives, may grant and issue annuities, either in connection with or separate from contracts of insurance predicated upon life risks, may issue policies stipulated to be with or without participation in profits, may issue policies or certificates of insurance against loss of life or personal injury resulting from any cause, and against loss resulting from disease or accident, and against any other casualty or risk which may be subject to life, accident or health insurance. Said Corporation in addition to the foregoing is authorized generally to do a life, accident and health insurance business, and is authorized to insure against any and all hazards against which life, accident and health insurance companies are authorized to insure by the laws of this state, or of any other state or territory of the United States or foreign countries in which the company may be licensed to carry on business. In addition to the foregoing powers, the purposes of said Corporation are all those permitted by Section 610.21 of the Wisconsin Statutes.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 2,000 shares consisting of one class only, designated as
Common Shares, of the par value of $1,000 per share.

FIFTH: No shareholder shall, because of his ownership of shares, have a preemptive or other right to purchase, subscribe for, or take any part of any shares or any part of the notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of this corporation issued, optioned, or said by it after its incorporation.


SIXTH: Amendments to these Articles of Incorporation may be made at any special meeting of shareholders duly called for that purpose, or at any annual meeting of shareholders, provided that a statement of the nature of the proposed amendment is included in the Notice of Meeting, upon receiving the affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon.

Dated: March 26, 1982 ITT Life Insurance Corporation

By /s/ Raymond H. Deck
---------------------------------
Raymond H. Deck
Chairman of the Board
Attest:

/s/ William A. McMahon
- -----------------------------------
William A. McMahon
Secretary

6104D/82D

This document was drafted
by: William A. McMahon